UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2003

Memry Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-14068 (Commission File Number)	06-1084424 (IRS Employer Identification No.)

3 Berkshire Boulevard, Bethel, Connecticut (Address of principal executive offices)	06801 (Zip Code)

(203) 739-1100

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Item 4.	Changes in Registrant’s Certifying Accountant.

On September 30, 2003, Memry Corporation (the “Company”) dismissed McGladrey & Pullen, LLP as its independent accountants and appointed Deloitte & Touche LLP as its new independent accountants. The decision to dismiss McGladrey & Pullen and to retain Deloitte & Touche was approved by the Company’s Board of Directors upon the recommendation of the Audit Committee.

McGladrey & Pullen’s reports on the Company’s financial statements for each of the fiscal years ended June 30, 2003 and June 30, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and through September 30, 2003, there were no disagreements with McGladrey & Pullen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to McGladrey & Pullen’s satisfaction, would have caused them to make reference thereto in connection with their report on the Company’s financial statements for such years.

During the Company’s two most recent fiscal years and through September 30, 2003, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided McGladrey & Pullen with a copy of the foregoing disclosures and has requested that McGladrey & Pullen review such disclosures and provide a letter addressed to the Securities and Exchange Commission as specified by Item 304(a)(3) of Regulation S-K. A copy of McGladrey & Pullen’s letter in response to that request is attached hereto as Exhibit 16.

During the fiscal years ended June 30, 2003 and June 30, 2002, and the subsequent interim period through September 30, 2003, the Company did not consult with Deloitte & Touche regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

16 – Letter of McGladrey & Pullen, LLP dated October 6, 2003 concerning change in the registrant’s certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMRY CORPORATION

Date: October 7, 2003	By:	/s/ ROBERT P. BELCHER
Robert P. Belcher
Senior Vice President – Finance and Administration,
Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

16	Letter of McGladrey & Pullen LLP dated October 6, 2003 concerning change in the registrant’s certifying accountant.